Exhibit 10.11

PROFESSIONAL HOLDING CORP.

2016 AMENDED AND RESTATED stock OPTION PLAN

ARTICLE 1

GENERAL PROVISIONS

1.1          Purpose.

This Stock Option Plan (the “Plan”) of PROFESSIONAL HOLDING CORP. (the “Company”) is adopted for the following purposes: (1) to closely associate the interests of certain Key Persons (as hereinafter defined) with the interests of the Company; (2) to encourage the Key Persons to focus on the growth and development of the Company, as reflected in increased shareholder value; (3) to maintain competitive compensation levels; and (4) to provide an incentive for the Key Persons to maintain association or employment with the Company so that the Company may retain the services of the most highly qualified individuals in high level capacities.

1.2          Administration.

(a)          The Plan shall be administered by the Committee. The Committee shall at all times consist of at least three members. If the Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, then each member of the Committee shall be a director who is a “non-employee director” within the meaning of Rule 16(b)-3 and, if necessary for any Options to qualify for any tax or other material benefit to Optionee under applicable regulations under Section 162(m) of the Code, each shall be an “outside director” (as defined in applicable regulations). The Committee shall be appointed by, and serve at the pleasure of, the Board.

(b)          The Committee shall have the authority, in its sole discretion and from time to time to:

(i)                 grant awards to such employees, officers and directors of the Company as the Committee shall select, provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto);

(ii)              make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of shares of Stock that may be subject to Options, the Option Price, and the period during which an Optionee must remain an employee, officer or director of the Company prior to the exercise of an Option;

(iii)             impose such limitations, restrictions and conditions upon any such award as the Committee shall determine;

(iv)             interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan, and

(v)               make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c)           The Committee may select one of its members as its chair, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members, shall be the valid acts of the Committee.

(d)           The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Committee. Nothing in this Section 1.2(d) shall give the committee the right to increase the Total Authorized Shares or to extend the term of the Plan.

1.3          Eligibility for Participation.

Only Key Persons shall be eligible for participation in the Plan. For purposes of the Plan, “Key Persons” shall be individuals selected by the Committee for grants of Awards under this Plan.

1.4          Types of Awards Under Plan.

Awards that are available under the Plan shall be as follows:

(a)           Nonqualified Stock Options (as described in Article 3);

(b)           Incentive Stock Options (as described in Article 4); or

(c)           Any combination of the foregoing Awards.

1.5          Aggregate Limitation on Awards.

(a)           Shares of Stock which may be issued under the Plan shall be authorized and unissued or treasury shares of the Common Stock of the Company; provided, however, that treasury shares shall not be used unless the Company has total capital accounts in excess of eight (8) percent of total assets. The shares of Common Stock which may be issued under the Plan shall not exceed 265,000 of the issued and outstanding Common Stock; provided however, that if there shall be a prospective reduction in the outstanding Common Stock, any previously issued Awards shall remain valid and exercisable in Common Stock notwithstanding that Common Stock subsequently issued pursuant to the prior Awards may exceed such limit.

(b)          For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan, the following shall apply:

(i)                 All the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for the shares issued for any Award; and

(ii)              Only the net shares issued (including the shares, if any, sold for withholding tax requirements as provided herein) shall be counted when shares of Common Stock are used as full or partial payment for the shares issued for any Award.

(c)           Shares tendered by a Participant as payment for shares issued upon exercise of any Award shall be available for issuance under the Plan. If any Award granted under the Plan terminates for any reason without being wholly exercised, then the Committee shall have the discretion to grant new Awards to Participants covering the number of shares of Common Stock to which such Awards related. Any shares of Common Stock issued pursuant to an Award which are subsequently reacquired by the Company shall again be available for issuance under the Plan.

1.6          Effective Date and Term of Plan.

The Plan shall become effective on the date it is approved by the shareholders of the Company. Subject to the applicable provisions in Section 6 below, the Plan shall continue in effect from the Effective Date until the day before the tenth anniversary of the Effective Date (the “Termination Date”), provided that the terms of the Plan shall continue in effect after the Termination Date for so long as is necessary to the enforcement of the rights and obligations of the Company and of any Optionee under the Plan or any Option. In no event shall any Options be granted under the Plan after the Termination Date. Options granted prior to the Termination Date shall remain in effect until the exercise, surrender, cancellation or expiration in accordance with their terms and the terms of the Plan.

ARTICLE 2

Definitions

The following definitions shall be applicable throughout the Plan.

2.1          “Award” shall mean, individually or collectively, any Incentive Stock Option or Nonqualified Stock Option granted to a Participant pursuant to the terms of the Plan.

2.2         “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.3         “Change in Control” shall, unless the Committee otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act (as defined herein) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); or (ii) during any period of twelve moths, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new Director was approved by a vote of at least three-quarters (3/4) of the Directors then still in office who were Directors at the beginning of the period.

2.4          “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

2.5          “Committee” shall have the meaning set forth in Section 1.2(a) of the Plan.

2.6         “Common Stock” shall mean the Class A Voting Common Stock of the Company, $0.01 par value per share.

2.7          “Company” shall mean PROFESSIONAL HOLDING CORP. and its successors.

2.8          “Director” shall mean a member of the Board of Directors.

2.9         “Disability” shall mean any of the following: (a) the Participant’s inability to perform each of the essential duties of such Participant’s position by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (b) the incurrence by the Participant of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.10       “Effective Date” shall mean April 16, 2009.

2.11       “Employee” shall mean a statutory employee of the Company as defined in Code Section 1402(d).

2.12       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13       “Fair Market Value” shall have the following meaning:

(a)           Company’s Common Stock is Publicly Traded.

For purposes of the Plan, if the Company’s Common Stock is publicly traded at the time of determination, “Fair Market Value” as of any date and in respect of any share of Common Stock shall mean:

(i)               the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is then traded on a national securities exchange; or

(ii)              the mean between the closing bid and ask prices last quoted by an established quotation service for over-the-counter securities, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market, if the Common Stock is not reported on a national securities exchange.

The above definition shall be interpreted consistent with Treas. Reg. §1.409A-1(b)(5)(iv)(A).

(b)           Company’s Common Stock is Not Publicly Traded.

For purposes of the Plan, if the Company’s Common Stock is not publicly traded at the time of determination, “Fair Market Value” as of any date and in respect of any share of Common Stock shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length and taking into account the factors listed in Treas. Reg. §1.409A-1(b)(5)(iv)(B).

2.14       “Holder” shall mean a Participant who has been granted a Nonqualified Stock Option or an Incentive Stock Option.

2.15       “Incentive Stock Option” shall have the meaning set forth in Section 4.1.

2.16       “Incentive Stock Option Period” shall mean the period described in Section 4.6(a).

2.17       “Initial Public Offering” means the first public offering of the Company’s equity securities registered under the Securities Act of 1933, as amended, or any successor statute, or such other event as a result of which outstanding equity securities of the Company (or any successor entity) shall be publicly traded.

2.18       “Key Persons” shall mean any Employee and shall also include any officers or Directors of the Company whether or not the latter shall be an Employee of the Company.

2.19       “Nonqualified Stock Option” shall mean an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

2.20       “Nonqualified Stock Option Period” shall mean the period described in Section 3.5(a).

2.21       “Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

2.22       “Optionee” shall mean a participant who has been granted an Option hereunder.

2.23       “Option Period” shall mean a Nonqualified Stock Option Period or an Incentive Stock Option Period.

2.24        “Option Price” shall mean the applicable Stock Option Price or Incentive Option Price.

2.25       “Participant” shall mean a Key Person who shall be granted an Award under the Plan.

2.26       “Plan” shall mean this Stock Option Plan of the Company, as amended from time to time.

2.27       “Stock” shall mean the Common Stock or such other authorized shares of stock of the Company as the Board may from time to time authorize for use under the Plan.

ARTICLE 3

NONQUALIFIED STOCK OPTIONS

3.1          Award of Nonqualified Stock Options.

3.2          The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person one or more Options to purchase for cash or shares, the number of shares of Common Stock (“Nonqualified Stock Options”) allotted by the Committee. The date a Nonqualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee shall allot a specific number of shares to a Participant pursuant to the Plan and when the Participant has a legally binding right constituting the Nonqualified Stock Option; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Nonqualified Stock Option.

3.3          Nonqualified Stock Option Agreements.

Each Nonqualified Stock Option granted under the Plan shall be evidenced by a “Nonqualified Stock Option Agreement” between the Company and the Holder of the Nonqualified Stock Option containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions.

(a)           Each Nonqualified Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Nonqualified Stock Option Agreement.

(b)           Each share of Common Stock purchased through the exercise of a Nonqualified Stock Option shall be paid for in full at the time of the exercise. Each Nonqualified Stock Option shall cease to be exercisable as to any share of Common Stock, at the earlier of: (i) the Holder purchases the share; or (ii) when the Nonqualified Stock Option lapses.

(c)           Nonqualified Stock Options shall not be assignable or transferable by the Holder except by (i) will or the laws of descent and distribution, or (ii) a domestic relations order, and shall be exercisable during the Holder’s lifetime only by him or her or his or her guardian or legal representative.

(d)           Each Nonqualified Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

(e)           Each Nonqualified Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of a Nonqualified Stock Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of a Nonqualified Stock Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

3.4          Nonqualified Stock Option Price.

The exercise price per share of Common Stock (the “Nonqualified Stock Option Price”) shall be set by the Committee at the time of grant subject to the following: (i) the Nonqualified Stock Option Price shall never be less than the greater of the Fair Market Value of the underlying stock on the date the Nonqualified Stock Option is granted or the par value of the stock; (ii) the number of shares subject to the Nonqualified Stock Option Price must be fixed on the original date of grant; and (iii) the Nonqualified Stock Option Price may not include any additional feature for the deferral of compensation.

3.5          Manner of Exercise and Form of Payment.

(a)           Nonqualified Stock Options which have become exercisable may be exercised by delivery of written notice of exercise (“Notice of Exercise”) to the Committee accompanied by payment of the Nonqualified Stock Option Price. The Nonqualified Stock Option Price shall be payable in cash or such other means as set forth in the Nonqualified Stock Option Agreement plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. If a Participant shall fail to pay the Nonqualified Stock Option Price at the time of exercise, the Nonqualified Stock Option(s) which are being exercised shall become null and void.

(b)           Notwithstanding Section 3.4(a), at the time the Notice of Exercise pertaining to the Nonqualified Stock Option is given to the Committee with respect to the exercise of any Nonqualified Stock Option, if the Company’s shares of Common Stock are traded on a national securities exchange, a Participant may elect in writing to pay the Nonqualified Stock Option Price through a “cashless” feature. Upon such election, the Committee shall sell a sufficient number of shares of Common Stock on behalf of the electing Participant which would otherwise be a part of the shares exercised through the Nonqualified Stock Option in the Notice of Exercise. The sale price shall be the closing price of the shares as quoted on the exchange or market as of the trading day immediately preceding the date of the Notice of Exercise. The proceeds from such sale(s) shall be used to pay any and all applicable state and federal withholding or other employment or payroll taxes, if any, applicable to the taxable income of the Participant resulting from such exercise together with any sales, transfer or similar taxes imposed with respect to the issuance or transfer of shares of Common Stock in connection with such exercise. The exercising Participant shall then receive the balance of the shares net of those sold in order for the Company to pay such taxes.

(c)           Any state or federal withholding taxes attributable to the portion of the Non Qualified Stock Option payable in cash shall be withheld from the cash that would otherwise be paid to the Participant hereunder.

3.6          Nonqualified Stock Option Period; Termination.

(a)           Each Nonqualified Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Nonqualified Stock Option, and unless a shorter period is provided by the Committee or by another section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Nonqualified Stock Option Period”). No Nonqualified Stock Option shall be exercisable after the expiration of its Nonqualified Stock Option Period.

(b)          If the Holder dies within the Nonqualified Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Nonqualified Stock Option Period and twelve (12) months after the Holder’s death.

(c)           If the Holder’s relationship as an Employee, officer or Director of the Company terminates by reason of Disability within the Nonqualified Stock Option Period, the Holder may, within twelve (12) months from the date of termination (or within such other period as determined by the Committee), exercise any Nonqualified Stock Options to the extent such options are exercisable during such twelve (12) month period.

(d)           If the Holder’s relationship with the Company terminates for any reason other than death or Disability, all unvested Nonqualified Stock Options shall, except as set forth in the Holder’s Nonqualified Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship or employment, as the case may be.

3.7          Effect of Exercise.

As soon as practicable after receipt of payment, the Company shall deliver to the Participant a certificate or certificates for such shares of Common Stock. The Participant shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

3.8          Order of Exercise.

Options granted under the Plan may be exercised in any order, regardless of the date of the grant or the existence of any other outstanding Nonqualified Stock Option awarded to the Participant.

ARTICLE 4

INCENTIVE STOCK OPTIONS

4.1          Award of Incentive Stock Options.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Key Person who is an Employee of the Company one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Code (“Incentive Stock Options”) to purchase for cash or shares, the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan; provided that the grant date may not be a date that occurs prior to the date the Committee takes action to approve the Nonqualified Stock Option.

4.2          Incentive Stock Option Agreements.

Each Incentive Stock Option granted under the Plan shall be evidenced by an “Incentive Stock Option Agreement” between the Company and the Holder of the Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby and containing such other provisions as may be determined by the Committee from time to time, but shall be subject to the following terms and conditions.

(a)           Each Incentive Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Incentive Stock Option Agreement.

(b)          Each share of Common Stock purchased through the exercise of an Incentive Stock Option shall be paid for in full at the time of the exercise. Each Incentive Stock Option shall cease to be exercisable, as to any share of Common Stock, at the earlier of: (i) the Holder purchases the share; or (ii) when the Incentive Stock Option lapses.

(c)           Incentive Stock Options shall not be assignable or transferable by the Holder except by (i) will or the laws of descent and distribution, or (ii) a domestic relations order, and shall be exercisable during the Holder’s lifetime only by him or her or his or her guardian or legal representative.

(d)          Each Incentive Stock Option shall become exercisable by the Holder in accordance with the vesting schedule (if any) established by the Committee for the Award.

(e)           Each Incentive Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Incentive Stock Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Incentive Stock Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

4.3          Incentive Stock Option Price.

The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be the greater of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted or the par value of the stock.

4.4          Special Rule for Ten Percent Shareholder.

Notwithstanding Sections 4.2 and 4.3, if Incentive Stock Options are issued to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then (a) the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least the greater of one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted or the par value of the stock; and (b) such option, by its terms, shall not be exercisable after the expiration of five (5) years from the date such option is granted.

4.5          Maximum Amount of Incentive Stock Option Grant.

To the extent required for “Incentive Stock Option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 424 of the Code) shall not exceed $100,000 (or such other amount set forth in section 422 of the Code) (the “ISO Limitation Amount”). To the extent the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company) exceeds the ISO Limitation Amount, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

4.6          Incentive Stock Option Period; Termination.

(a)           Each Incentive Stock Option shall be exercisable by the Holder in accordance with such terms as shall be established by the Committee for the Incentive Stock Option, and, unless a shorter period is provided by the Committee or by another section of the Plan, may be exercised during a period of ten (10) years from the date of grant thereof (the “Incentive Stock Option Period”). No Incentive Stock Option shall be exercisable after the expiration of its Incentive Stock Option Period.

(b)           If the Holder dies within the Incentive Stock Option Period (or such other period as may have been established by the Committee), any rights to the extent exercisable on the date of death may be exercised by the Holder’s estate, or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Holder, provided that such exercise occurs within both the Incentive Stock Option Period and twelve (12) months after the Holder’s death.

(c)           If the Holder’s relationship as an Employee officer or Director of the Company terminates by reason of Disability within the Incentive Stock Option Period, the Holder may, within twelve (12) months from the date of termination (or within such other period as determined by the Committee), exercise any Incentive Stock Options to the extent such options are exercisable during such twelve (12) month period (or such other period as determined by the Committee).

(d)          Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a Holder who exercises any Incentive Stock Options more than (i) twelve (12) months after the date of termination of employment due to Disability or (ii) three (3) months after the date of termination of employment due to death.

(e)           If the Holder’s employment or relationship with the Company terminates for any reason other than death or Disability, all unvested Incentive Stock Options shall, except as set forth in the Holder’s Incentive Stock Option Agreement or as otherwise determined by the Committee at the time of the grant, terminate at the time of the termination of such relationship.

4.7          Notice of Disposition.

Participants shall give prompt notice to the Committee of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the date of the grant of such Incentive Stock Option and/or one (1) year after the receipt of such Common Stock by the Holder.

4.8          Applicability of Nonqualified Stock Options Sections.

Sections 3.4 (Manner of Exercise and Form of Payment), 3.6 (Effect of Exercise) and 3.7 (Order of Exercise) applicable to Nonqualified Stock Options, shall apply equally to Incentive Stock Options. These sections are incorporated by reference in this Article 4 as though fully set forth herein.

ARTICLE 5

vesting

Vesting. Unless otherwise designated by the Committee, the Options granted hereunder may initially be unvested or subject to forfeiture. The Committee shall determine the timing, terms and conditions of the vesting of any Options acquired hereunder, and in its discretion, may accelerate the vesting of the Option or any part thereof from time to time. Notwithstanding anything herein to contrary, if the Participant is terminated for Cause (as defined below), the Participant’s interest in such Stock Option Award, and the shares of Common Stock underlying such Stock Option Award, shall terminate at the time the Participant is terminated for Cause without regard to whether the Participant has satisfied any applicable vesting period before the Participant’s termination date. Cause is defined as: (i) violation of any standard of conduct or ethics applicable generally for officers, directors, employees or associates of the Company and its subsidiaries; (ii) the Participant is convicted of, or pleads guilty or no contest to, any crime punishable as a felony; (iii) conduct by the Participant which by the standard of clear and convincing evidence, in the Committee’s sole discretion, is unprofessional or unethical or behavior that is materially detrimental to the financial well-being or reputation of the Company; or (iv) any other for “Cause” reason for termination, as set forth in any employment agreement of Participant with the Company, that causes Participant’s employment to terminate with the Company. The terms of this Article 5 shall supercede and control anything to the contrary contained in any Nonqualified Stock Option Agreement or Incentive Stock Option Agreement between the Participant and the Company.

ARTICLE 6

mISCELLANEOUS

6.1          General Restriction.

Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.2          Additional Provisions of an Award.

The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

6.3          Restrictions on Transferability.

No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person’s guardian or legal representative. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit hereunder, then such right or benefit shall in the discretion of the Committee cease. Such Units shall thereupon become null and void.

6.4          Withholding Taxes.

Notwithstanding any other provision of the Plan, the Company shall have the right in general and in addition to any other specific procedure for the payment of taxes attributable to any Award to deduct from all Awards, to the extent paid in cash, all federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the Holder or other person receiving such Common Stock may be required to pay to the Company prior to delivery of such stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the approval of the Committee, the Company may accept shares of Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner at least six (6) months prior to the date such tax obligation is determined.

6.5          Compliance with Section 409A of the Code.

The Plan is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Grants under this Plan shall be treated in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of Treasury and the Internal Revenue Service with respect thereto (the “Guidance”). Any provision of the Plan that would cause a grant or any other payment under the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance). If the Committee at any time determines that the Plan or Options granted under the Plan are or may be subject to, and fail or may fail to comply with, the requirements of Section 409A of the Code, the Committee may make such modifications to the Plan and to the terms of any awards under the Plan, including without limitation, modifications with respect to the exercisability of Options, as it deems advisable either to ensure that the Plan and Options granted under the Plan comply with any applicable requirements of Section 409A of the Code. Notwithstanding the foregoing, nothing herein shall create any obligation by the Company to any participant should any grant or other payment fail to satisfy Section 409A of the Code.

6.6          Fractional Shares.

The Company shall not be required to issue any fractional Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractional Common Shares or for the settlement of fractional Common Shares for cash.

6.7          Lock-Up Agreement.

The Company may, in its discretion, require in connection with an Initial Public Offering that a Participant agree that any Option not be sold, offered for sale, or otherwise disposed of for a period of time as determined by the Board, provided at least a majority of the Company’s Directors and officers who hold Options or Common Stock at such time are similarly bound.

6.8          Employment Not Affected.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue to serve on the Committee or Board or in the employment of the Company or affect any right which the Company, or its shareholders, may have to terminate the relationship or employment or service of such Participant.

6.9          Acceleration Events.

If an event occurs which in the opinion of the Board is likely to lead to a Change in Control of the Company, whether or not such Change in Control actually occurs, the Board may direct the Committee to declare that all Nonqualified Stock Options and Incentive Stock Options granted under the Plan shall become immediately vested; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation. In addition, to the extent provided in the applicable Stock Option Agreement between the Participant and the Company, the vesting of Options granted hereunder may be accelerated if the Participant’s employment or service to the Company terminates by reason of the Participant’s death or Disability.

6.10        Payments to Persons Other than Participants.

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

6.11        Non-Uniform Determinations.

The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

6.12        Rights as a Shareholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Options hereunder until such shares have been issued to that person.

6.13        Leaves of Absence.

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on awards under the Plan previously made to any recipient who takes such leave of absence.

6.14        Newly Eligible Employees.

The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

6.15        Adjustments.

Unless the Committee specifically determines otherwise, Options and any agreements evidencing such Awards shall be subject to adjustment or substitution as to the number, price or if applicable, kind of a shares of stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of performance goals hereunder, if any, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, unless the Committee specifically determines otherwise, in the event of any such adjustments or substitution, the aggregate number of shares of Common Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

6.16        Effect of Change in Control.

(a)           In the event a Change in Control occurs and notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, such Option shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Option; provided, however, that to the extent that so accelerating the time an Incentive Stock Option may first be exercised would cause the limitation provided in Section 4.5 to be exceeded, such Options shall instead first become exercisable in so many of the next following years as is necessary to comply with such limitation.

(b)           The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

6.17        Funding.

Except as otherwise provided in the Plan, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

6.18        Reliance on Reports.

Each member of the Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself.

6.19        Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided.

6.20        Expenses.

The expenses of administering the Plan shall be borne by the Company.

6.21        Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

6.22        No Presumption.

The fact that this Agreement was prepared by counsel for the Company shall create no presumptions and specifically shall not cause any ambiguities to be construed against the Company.

6.23        Nonexclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

6.24        No Liability of Committee Members.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall defend, indemnify and hold harmless each member of the Board and each other employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.25        Governing Law; Construction.

The Plan shall be governed by the laws of the state of Florida without regard to its conflict of laws principles. In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body having jurisdiction, such illegality, invalidity or unenforceability shall not effect any other provision of this Plan, and this Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

6.26        Amendment of the Plan.

(a)           The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)           The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Committee may not materially amend the Plan, including, but not limited to, the following:

(i)               materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Sections 6.15 and 6.16);

(ii)              materially increase benefits to Participants, including any material change to (A) permit a re-pricing (or decrease in exercise price) of outstanding Options, (B) reduce the price at which Options may be offered, or (C) extend the duration of the Plan;

(iii)             materially expand the class of Participants eligible to participate in the Plan; and

(iv)             expand the types of Options or other awards provided under the Plan.

(c)            The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, affect his or her rights under an Award previously granted to him or her.

6.27        Binding Effect.

This Agreement shall be legally binding upon and shall operate for the benefit of the parties hereto, their respective heirs, personal and legal representatives, transferees, successors and assigns.

6.28        Survival.

All representations and other relevant provisions herein shall survive and thereby continue in full force and effect after termination of the Optionee’s employment with the Company.

6.29        No Waiver of Breach.

The waiver or inaction by any party hereto of a breach of any condition of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such party, nor shall it constitute a waiver of that party’s rights, actual or inherent. The failure of any party hereto in any instance to insist upon a strict performance of the terms of this Agreement or to exercise any option herein shall not be construed as a waiver or a relinquishment in the future of such term or option, but that the same shall continue in full force and effect.

6.30        Notices.

All notices or communications provided for herein or incidental to the transactions contemplated hereby shall be in writing and shall be deemed duly given if delivered personally, sent by facsimile, certified mail and/or by registered mail, return receipt requested or sent by overnight delivery (i) to any officer of the Company (other than the Participant) at the address of the principal office of the Company and (ii) to any Participant at his or her address as reflected on the records of the Company for federal income tax purposes or at such other address as either party may have specified by prior written notice to the other party. Notices shall be effective as of the date of personal delivery or as of the first day after any other notice procedure.

6.31        WAIVER OF JURY TRIAL.

THE COMPANY AND EACH PERSON WHO IS A PARTICIPANT EXPRESSLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS PLAN.